Exhibit 99.1

IMPLANT SCIENCES REPORTS SECOND QUARTER FISCAL 2014 FINANCIAL RESULTS

Significant Increases in QS-B220 Revenue

Wilmington, MA… February 13, 2014…Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the fiscal quarter and six month period ended December 31, 2013.

Revenues for the three months ended December 31, 2013 decreased 55%, to $3.2 million, from $6.9 million for the comparable prior year period.  Our net loss for the three months ended December 31, 2013 was $4.4 million as compared with a net loss of $3.7 million for the comparable prior year period, an increase of $0.7 million.  The increase in the net loss is primarily due to lower sales, increased operating expenses and increased interest expense, partially offset by a $1.1 million decrease in stock-based compensation recorded on the September 2012 officer and director option grants in the three months ended December 31, 2013.

Revenues for the six months ended December 31, 2013 decreased 48%, to $4.3 million, from $8.3 million for the comparable prior year period.  Our net loss for the six months ended December 31, 2013 was $10.4 million as compared with a net loss of $16.5 million for the comparable prior year period, a decrease of $6.1 million.  The decrease in the net loss is primarily due to a $9.0 million decrease in stock-based compensation recorded in the six months ended December 31, 2013 on option grants to our directors and officers in September 2012, offset partially by increased operating expenses and increased interest expense.

Earnings before interest, taxes, depreciation, stock-based compensation, warrants issued to non-employees and common stock issued to consultants (“Adjusted EBITDA”), which is reconciled to net loss in this press release, calculated in accordance with U.S. generally accepted accounting principles, were a loss of $1,891,000 in the three months ended December 31, 2013, compared to a loss of $681,000 in the comparable prior year period and, for the six months ended December 31, 2013, a loss of $4,598,000, compared to a loss of $2,713,000 in the comparable prior year period.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “During our recently concluded quarter Implant Sciences continued to progress through the regulatory approval process, which has resulted in acceptance of our QS-B220 onto the TSA air cargo screening technology list, achieving STAC certification and most recently, completing the Qualification Testing and Evaluation portion of the checkpoint qualification tests, all of which are important strategic achievements that we believe position the Company for consistent and sustainable growth. We have taken important steps to broaden the markets we serve, increase our revenue opportunities, and improve our financial stability.”

The following are some of our recent developments:

•

On October 18, 2013, the QS-B220 was accepted into the “Qualified” section of the TSA’s Air Cargo Screening Technology List from which the TSA requires regulated air cargo screening facilities to purchase security solutions.

•

In January 2014, the QS-B220 passed all requirements of the Qualification Testing and Evaluation portion of the checkpoint and checked baggage qualification tests at the TSA’s Systems Integration Facility.

•

In December 2013, the QS-B220 was awarded the 2013 GSN Homeland Security Award for “Best Explosives Detection Solution.”

•

We extended the maturity of our credit agreements with DMRJ Group LLC through September 30, 2014.

•

We re-established our presence in the Russian market with the shipment of our QS-H150’s which are being deployed at the Sochi Media Center during the Sochi games.

▪

We achieved growing sales of our QS-B220 to several domestic and international freight forwarders for use in air cargo screening and for use in critical infrastructure protection in Asia.

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We continued global distribution of our QS-H150 handheld with sales to Asia, Africa and the Middle East.

Mr. Bolduc concluded, “We believe that our continued progress with the TSA establishes our credibility as the next generation explosives technology in the competitive global trace explosives industry. The growth in sales of our QS-B220 recognized in the just concluded quarter is attributable to being accepted into the “Qualified” section of the TSA’s Air Cargo Screening Technology List. We remain excited about our future prospects.”

Details for the three months and six months ended December 31, 2013 follow below.

Three months Ended December 31, 2013 vs. December 31, 2012

•

Revenues for the three months ended December 31, 2013 were $3,150,000 as compared with $6,938,000 for the comparable prior year period, a decrease of $3,788,000, or 54.6%.  The decrease in revenue is due primarily to an 80.1% decrease in the number of QS-H150 handheld units sold in the three months ended December 31, 2013, primarily due to the shipment of QS-H150 handheld units under our contract with the India Ministry of Defence in the three months ended December 31, 2012, which resulted in a 79.2% decrease in QS-H150 revenues, and, to a lesser extent, decreased sales of parts and supplies in the three months ended December 31, 2013, as compared to the comparable prior year period, partially offset by a 1,115.9% increase in sales of our QS-B220 benchtop units, due to increased shipments to U.S. air cargo screening facilities and increased shipments into Latin America and, a 4.3% increase in average unit sell prices on sales of our QS-H150 handheld units.

•

Gross margin for the three months ended December 31, 2013 was $1,170,000 or 37.1% of revenues as compared with $2,468,000 or 35.6% of revenues for the comparable prior year period.  The increase in gross margin as a percent of revenues is primarily the result of higher margins achieved on sales of our QS-B220 benchtop units and a $96,000 decrease in stock-based compensation recorded on stock option grants to officers and directors in September 2012, partially offset by a $137,000 increase in manufacturing overhead due to an increase in manufacturing personnel costs and increased occupancy costs, as compared to the prior year period.

•

Research and development expense for the three months ended December 31, 2013 was $1,191,000 as compared with $1,068,000 for the comparable prior year period, an increase of $123,000 or 11.5%.  The increase in research and development expense is due primarily to a $90,000 increase in payroll and related benefit costs, a $52,000 increase in occupancy costs, a $32,000 increase in government testing fees and a $27,000 increase in prototype expense, offset partially by a $71,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants.

•

Selling, general and administrative expenses for the three months ended December 31, 2013 were $2,686,000 as compared with $3,793,000 for the comparable prior year period, a decrease of $1,107,000, or 29.2%. The decrease in selling, general and administrative expenses is due primarily to a $902,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants, the imposition of liquidated damages of $298,000 under our contract with the India Ministry of Defence in the prior year period, a $136,000 decrease in bank charges and a $67,000 decrease in variable sales expenses due to lower revenues, offset partially by a $137,000 increase in occupancy costs, due to the relocation of our corporate offices, an $83,000 increase in stock-based compensation on non-employee warrants, a $61,000 increase in selling expenses due to the opening of our Shanghai representative office, increased participation at industry trade shows and an increase in demonstration units provided to our sales force and a $61,000 increase in payroll, related benefit costs and travel expense resulting from the addition of sales personnel.

•

For the three months ended December 31, 2013, other expense was $1,674,000 as compared with other expense of $1,330,000, for the comparable prior year period, an increase of $344,000. The increase is due to increased interest expense on higher borrowings under our credit facility with DMRJ.

•

Our net loss for the three months ended December 31, 2013 was $4,381,000 as compared with a net loss of $3,723,000 for the comparable prior year period, an increase of $658,000, or 17.7%.  The increase in the net loss is primarily due to lower sales, increased operating expenses and increased interest expense, partially offset by the decrease in stock-based compensation recorded on the September 2012 officer and director option grants in the three months ended December 31, 2013.

Six Months Ended December 31, 2013 vs. December 31, 2012

•

Revenues for the six months ended December 31, 2013 were $4,315,000 as compared with $8,353,000 for the comparable prior year period, a decrease of $4,038,000, or 48.3%.  The decrease in revenue is due primarily to an 80.2% decrease in the number of QS-H150 handheld units sold in the six months ended December 31, 2013, primarily due to the shipment of QS-H150 handheld units under our contract with the India Ministry of Defence in the six months ended December 31, 2012, which resulted in a 79.2% decrease in QS-H150 revenues, and, to a lesser extent, decreased sales of parts and supplies in the six months ended December 31, 2013, as compared to the comparable prior year period, partially offset by a 960.8% increase in sales of our QS-B220 benchtop units, due to increased shipments to U.S. air cargo screening facilities, increased shipments into Latin America and agencies of the U.S. government and, a 5.0% increase in average unit sell prices on sales of our QS-H150 handheld units.

•

Gross margin for the six months ended December 31, 2013 was $1,383,000 or 32.1% of revenues as compared with $2,429,000 or 29.1% of revenues for the comparable prior year period.  The increase in gross margin as a percent of revenues is primarily the result of the $468,000 decrease in stock-based compensation recorded on stock option grants to officers and directors in September 2012, partially offset by a $221,000 increase in manufacturing overhead due to an increase in manufacturing personnel costs and increased occupancy costs, as compared to the prior year period.

•

Research and development expense for the six months ended December 31, 2013 was $2,422,000 as compared with $2,405,000 for the comparable prior year period, an increase of $17,000 or 0.7%.  The increase in research and development expense is due primarily to a $307,000 increase in payroll and related benefit costs, a $97,000 increase in occupancy costs, a $32,000 increase in government testing fees and a $37,000 increase in prototype expense, offset partially by a $409,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants and a $31,000 decrease in contract engineering services.

•

Selling, general and administrative expenses for the six months ended December 31, 2013 were $6,094,000 as compared with $13,924,000 for the comparable prior year period, a decrease of $7,830,000, or 56.2%. The decrease in selling, general and administrative expenses is due primarily to a $8,091,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants, the imposition of liquidated damages of $298,000 under our contract with the India Ministry of Defence in the prior year period, a $177,000 decrease in bank charges, a $118,000 decrease in legal expenses and a $67,000 decrease in variable sales expenses due to lower revenues, offset partially by a $360,000 increase in payroll, related benefit costs and travel expense resulting from the addition of sales personnel, a $336,000 increase in occupancy costs, due to the relocation of our corporate offices, a $159,000 increase in stock-based compensation on non-employee warrants and a $175,000 increase in selling expenses due to the opening of our Shanghai representative office, increased participation at industry trade shows and an increase in demonstration units provided to our sales force.

•

For the six months ended December 31, 2013, other expense was $3,269,000 as compared with other expense of $2,571,000, for the comparable prior year period, an increase of $698,000. The increase is due to increased interest expense on higher borrowings under our credit facility with DMRJ.

•

Our net loss for the six months ended December 31, 2013 was $10,402,000 as compared with a net loss of $16,471,000 for the comparable prior year period, a decrease of $6,069,000, or 36.8%.  The decrease in the net loss is primarily due to the decrease in stock-based compensation recorded on the September 2012 officer and director option grants in the six months ended December 31, 2013, partially offset by increased operating expenses and increased interest expense.

Company Webcast and Conference Call

The Company will host a webcast and conference call on Thursday, February 13, 2014 at 4:15 PM Eastern time to review financial results for the three months and six months ended December 31, 2013. Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by interested parties by dialing: 800-688-0836 within the U.S. or 617-614-4072 outside the U.S. and entering passcode 61716478.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available approximately two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 71522366.  The conference call will also be available live over the Internet at the “Webcasts” page of the Investor Relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (ETD) technology. In October 2013, the Company became the third ETD manufacturer, and the sole American-owned company, to currently have product qualification from the US Transportation Security Administration. Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA qualification for air cargo screening and certification by Service Technique de l’Aviation Civile in France for passenger and air cargo screening, the Company’s QS-B220 has also received Qualified Anti-Terrorism Technology Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group, by September 30, 2014; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; our explosives detection products and technologies (including any new products we may develop) may not be accepted by the Transportation Security Administration or by other U.S. or foreign government and law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; our business is subject to intense competition; our markets are subject to rapid technology change and our success will depend on our ability to develop and introduce new products; we may not be able to retain our management and key employees or identify, hire and retain additional personnel as needed; we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others: and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended, for the period ended June 30, 2013. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation

Glenn Bolduc, President and CEO

(978) 752-1700

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

lmoody@corporateprofile.com

Implant Sciences Corporation
Condensed Consolidated Balance Sheets
(In thousands except share and per share amounts)

	Dec, 31,	June 30,
	2013	2013
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$271	$80
Restricted cash and investments	312	433
Accounts receivable-trade, net	1,770	1,216
Inventories, net	1,724	2,145
Prepaid expenses and other current assets	315	395
Total current assets	4,392	4,269
Property and equipment, net	639	395
Restricted cash and investments	312	312
Other non-current assets	124	122
Total assets	$5,467	$5,098
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Senior secured convertible promissory note	$3,184	$3,184
Senior secured promissory note	1,000	1,000
Second senior secured convertible promissory note	12,000	12,000
Third senior secured convertible promissory note	12,000	12,000
Line of credit	16,499	12,403
Current maturities of obligations under capital lease	42	62
Payable to Med-Tec	15	19
Accrued expenses	10,244	6,754
Accounts payable	2,480	2,026
Deferred revenue	339	109
Total current liabilities	57,803	49,557
Long-term liabilities:
Long-term obligations under capital lease, net of current maturities	89	89
Total long-term liabilities	89	89
Total liabilities	57,892	49,646
Commitments and contingencies (Note 17)
Stockholders' deficit:
Common stock; $0.001 par value; 200,000,000 shares authorized; 59,402,952 and 59,392,407 shares issued and outstanding at December 31, 2013 and 57,655,594 and 57,645,049 shares issued and outstanding at June 30, 2013	59	58
Preferred stock; no stated value; 5,000,000 shares authorized
Series G Convertible Preferred Stock, no stated value; 650,000 shares authorized, 0 shares issued and outstanding at December 31, 2013 and 16,167 shares issued and outstanding at June 30, 2013, (liquidation value $0 and $129,000, respectively)	-	27
Series H Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding	-	-
Series I Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding	-	-
Series J Convertible Preferred Stock; no stated value; 6,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	105,853	103,937
Accumulated deficit	(157,278)	(146,876)
Deferred compensation	(985)	(1,621)
Other comprehensive loss	(1)	-
Treasury stock, 10,545 common shares, at cost	(73)	(73)
Total stockholders' deficit	(52,425)	(44,548)
Total liabilities and stockholders' deficit	$5,467	$5,098

Implant Sciences Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands except share and per share amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2013	2012	2013	2012
Revenues	$3,150	$6,938	$4,315	$8,353
Cost of revenues	1,980	4,470	2,932	5,924
Gross margin	1,170	2,468	1,383	2,429
Operating expenses:
Research and development	1,191	1,068	2,422	2,405
Selling, general and administrative	2,686	3,793	6,094	13,924
Total operating expenses	3,877	4,861	8,516	16,329
Implant Sciences Corporation	(2,707)	(2,393)	(7,133)	(13,900)
Other income (expense), net:
Interest income	1	1	1	1
Interest expense	(1,675)	(1,331)	(3,270)	(2,572)
Total other income (expense), net	(1,674)	(1,330)	(3,269)	(2,571)
Net loss	(4,381)	(3,723)	(10,402)	(16,471)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	-	-	(1)	-
Other comprehensive loss	-	-	(1)	-
Comprehensive loss	$(4,381)	$(3,723)	$(10,403)	$(16,471)

Net loss per share, basic and diluted	$(0.07)	$(0.08)	$(0.18)	$(0.38)

Weighted average shares used in computing net loss per common share, basic and diluted	59,358,296	45,465,728	58,776,097	43,222,973

Implant Sciences Corporation
Consolidated Sales by Product
(In thousands)
(Unaudited)

	For the Three Months Ended December 31, 2013		For the Three Months Ended December 31, 2012
	Amount	Mix	Amount	Mix	Change %
QS-H150	$1,272	40.4%	$6,118	88.2%	(79.2)%
QS-B220	1,763	56.0%	145	2.1%	1115.9%
Parts & supplies	115	3.6%	675	9.7%	(83.0)%
Total	$3,150	100.0%	$6,938	100.0%	(54.6)%

	For the Six Months Ended December 31, 2013		For the Six Months Ended December 31, 2012
	Amount	Mix	Amount	Mix	Change %
QS-H150	$1,522	35.3%	$7,314	87.6%	(79.2)%
QS-B220	2,599	60.2%	245	2.9%	960.8%
Parts & supplies	194	4.5%	794	9.5%	(75.6)%
Total	$4,315	100.0%	$8,353	100.0%	(48.3)%

Implant Sciences Corporation
Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation (“Adjusted EBITDA”)
(In thousands except share and per share amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2013	2012	2013	2012
Net loss	$(4,381)	$(3,723)	$(10,402)	$(16,471)
Interest expense, net	1,674	1,330	3,269	2,571
Income taxes	-	-	-	-
Depreciation	38	21	74	40
Stock-based compensation	460	1,528	1,825	10,793
Warrants issued to non-employees	247	163	494	335
Common stock issued to consultants	71	-	142	19
Adjusted EBITDA (1)	$(1,891)	$(681)	$(4,598)	$(2,713)

(1) Adjusted EBITDA is defined as net loss plus interest expense, net of interest income, income taxes, depreciation, stock-based compensation, fair value of warrants issued to non-employees and the fair value of common stock issued to consultants.  EBITDA is commonly used in the technology industry, and we present Adjusted EBITDA to enhance your understanding of our financial performance.  We use Adjusted EBITDA as an internal performance measurement and believe that it provides investors and analysts with a measure of operating results unaffected by differences in capital structures and capital investment among otherwise comparable companies and improves comparability of results of operations. Management uses this supplemental measure to evaluate performance over a period of time and to analyze underlying trends in the Company's business and to establish operational goals and forecast that are used in allocating resources.  We expect to compute our non-GAAP financial measure, using the same consistent method from quarter to quarter and year to year.

While we believe that Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other performance measures calculated in accordance with GAAP.  In addition, Adjusted EBITDA has inherent material limitations as a performance measure.  It does not include interest expense, but because we have borrowed money, interest expense is a necessary element of our costs.  In addition, Adjusted EBITDA does not include depreciation.  Since we have capital assets, depreciation expense is a necessary element of our costs.  Adjusted EBITDA does not include stock-based compensation, which is a necessary element of our costs since we issue stock awards to employees as an important incentive to maximize overall company performance and as a benefit of employment with the company.  Adjusted EBITDA does not include the fair value of warrants issued to non-employees, which is a necessary element of our costs since we have issued warrants to non-employees and as part of our financing strategy. Finally, Adjusted EBITDA does not include the fair value of common stock issued to consultants, which is a necessary element of our costs since we have issued shares of our common stock in lieu of cash payments to consultants we have retained. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.